Exhibit 1

INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE
OFFICERS OF MECHANICAL TECHNOLGY INCORPORATED AND
FIRST ALBANY COMPANIES, INC.

The following table sets forth the name and present principal occupation or employment of the current directors and executive officers of Mechanical

Technology, Incorporated, and First Albany Companies, Inc.

Name			       Occupation

George C. McNamee	       Chairman of the Board, director, and Co-Chief
Director and Officer, MTI      Executive Officer of First Albany Companies,
Director and Officer, FAC      Inc. Director and Chief Executive Officer of
                               MTI. Chairman of the Board of Directors of Plug Power, Inc. His present business address is 30 South Pearl Street, Albany, New York,
                               12207.


Dale Church                    Chief Executive Officer, Ventures and
Director, MTI                  Solutions, LLC, and Trustee of National Defense
                               Industrial Association. His present business address is Ventures and Solutions, LLC, 9
                               Franklin Street, Alexandria, Virginia, 22314.

Edward A. Dohring              Recently retired as Vice President, Silicon
Director, MTI                  Valley Group and President, SVG Lithography
                               Systems. His present business address is 360
                               Beach Avenue, Rochester, New York, 14612.

Alan P. Goldberg               Director, President and Co-Chief Executive
Director, MTI                  Officer of First Albany Companies, Inc.
Director and Officer, FAC      Director of MTI.  His present business address
                               is 30 South Pearl Street, Albany, New York,
                               12207.

E. Dennis O'Connor             Director of New Products and Technology, Masco
Director, MTI                  Corporation. His present business address is
                               2266 Red Apple Road, Manistee, Michigan, 49660.

Dr. Walter L. Robb             President and Management Consultant, Vantage
Director, MTI                  Management, Inc. His present business address is
                               Vantage Management, Inc., 3000 Troy-Schenectady
                               Road, Niskayuna, New York, 12309.

Dr. Beno Sternlicht            President, Benjosh Management Corporation and
Director, MTI                  President, Arben International. His present
                               business address is 123 Partridge Run,
                               Schenectady, New York, 12309.

Cynthia Scheuer                Vice President and Chief Financial officer of
Officer, MTI                   Mechanical Technology, Incorporated. Her present
                               business address is 968 Albany-Shaker Road, Latham, New York, 12110.

Dennis P. Chaves	       Vice President and General Manager, Advanced
Officer, MTI                   Products, Mechanical Technology, Incorporated.
                               His present business address is 968 Albany-
                               Shaker Road, Latham, New York, 12110.

Daniel V. McNamee III          President of The Publishing & Media Group, a
Director, FAC                  management consulting firm specializing in the
                               media communications industry.  His present
                               business address is 475 Fifth Avenue, 19th
                               Floor, New York, New York, 10017.
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J. Anthony Boeckh, Ph.D.       Chairman and Chief Executive Officer of
Director, FAC                  BCA Publications Ltd., Montreal, Canada, and
                               Editor-in-Chief of The Bank Credit Analyst. He is also a principal of Greydanus, Boeckh and Associates, Inc., Montreal, Canada, a fixed income specialty manager. His present business address is BCA Publications Ltd., 1002
                               Sherbrooke St. West, Ste. 1600, Montreal,
                               Canada, H3A 3L6.

Peter Barton                   Business consultant and investor. His present
Director, FAC                  business address is c/o Liberty Media Corp.,
                               8101 East Prentice Avenue, Suite 500,
                               Englewood, Colorado, 80111.


Walter Fiederowicz             Business consultant and investor. His present
Director, FAC                  business address is 39 Painter Hill Road,
                               Woodbury, Connecticut 06798.

Hugh A. Johnson, Jr.           Director, Senior Vice President and Chief
Director and Officer, FAC      Investment Officer of First Albany Companies,
                               Inc., and First Albany and Chairman of First
                               Albany Asset Management Corporation. His present business address is 30 South Pearl
                               Street, Albany, New York, 12207.

Benaree P. Wiley               President and Chief Executive Officer of The
Director, FAC                  Partnership, a Boston-based organization founded
                               by business and civic leaders to promote the development of professionals of color through access to corporate, municipal and state leaders. Her present business address is 334
                               Boylston Street, Suite 400, Boston,
                               Massachusetts, 02116.

Charles L. Schwager            Consultant to Loanet, Inc., a provider of
Director, FAC                  on-line, real time accounting services to
                               support financial institutions engaged in the business of borrowing and lending securities.
                               His principal business address is 12B Manor
                               Parkway, Salem, New Hampshire, 03079.

Stephen P. Wink                Secretary and General Counsel of FAC and Sr.
Officer, FAC                   Vice President, General Counsel and Secretary
                               of First Albany. His present business address is 30 South Pearl Street, Albany, New York,
                               12207.

Timothy Wells                  Chief Financial Officer of First Albany
Officer, FAC                   Companies, Inc., and Senior Vice President of
                               First Albany. His present business address is 30 South Pearl Street, Albany, New York,
                               12207.